SCHEDULE 14A INFORMATION

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Citizens Financial Corporation
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CITIZENS FINANCIAL CORPORATION
The Marketplace, Suite 300
12910 Shelbyville Road
Louisville, Kentucky 40243

NOTICE OF 2006 ANNUAL MEETING OF SHAREHOLDERS

Dear Shareholder:

You are cordially invited to attend this year’s Annual Meeting of Shareholders of Citizens Financial Corporation.

Date:  Thursday, June 15, 2006

Time:  4:00 p.m., EDT (Louisville time)

Place:     The Marketplace, Suite 300
         12910 Shelbyville Road
         Louisville, Kentucky 40243

Agenda:          Agenda for the meeting includes:

                         The election of five (5) directors for a term of one year; and

                         The transaction of such other business as may properly come before the meeting.

Record Date: The record date for determining shareholders entitled to vote at the meeting is the close of business on April 27, 2006.

Even if you plan to attend the meeting, please complete, sign, date and return the enclosed proxy. You may attend even though you have returned the proxy. If you decide to revoke your proxy for any reason, you may do so at any time before the voting as described in the accompanying Proxy Statement.

By Order of the Board of Directors,

Darrell R. Wells
                                     President and Chief
                                    Executive Officer

Louisville, Kentucky
May 11, 2006

Please Vote Promptly

CITIZENS FINANCIAL CORPORATION
THE MARKETPLACE, SUITE 300
12910 SHELBYVILLE ROAD
LOUISVILLE, KENTUCKY 40243

PROXY STATEMENT

This statement is furnished in connection with a solicitation of proxies by the Board of Directors of Citizens Financial Corporation. The proxies we receive will be voted at the Annual Meeting of Shareholders of Citizens Financial on Thursday, June 15, 2006, beginning at 4:00 p.m., EDT. The Annual Meeting will be held at our offices in The Marketplace, Suite 300, 12910 Shelbyville Road, Louisville, Kentucky 40243.

Your vote is important. Please complete, date and sign the enclosed proxy and return it in the enclosed postage-paid return envelope so your shares are represented at the Annual Meeting.

This proxy statement provides information about Citizens Financial, the proposals on the agenda for the Annual Meeting and this proxy solicitation. The terms “we,” “us,” “our,” “Citizens Financial” and the “Company” used in this statement refer to Citizens Financial Corporation. This statement and the enclosed proxy are first being sent to shareholders on or about May 11, 2006.

VOTING

Voting rights. You are entitled to notice of the Annual Meeting and to vote your Class A Stock if our records show that you owned shares as of the close of business on April 27, 2006. At that time, there were 1,664,471 shares of Class A Stock outstanding and entitled to vote. You have one vote for each share of Class A Stock you owned on the record date on all proposals.

Using a proxy to vote. If you hold your shares in your own name, you may indicate on the enclosed proxy how you want your shares voted and sign, date and mail the proxy in the enclosed postage-paid envelope. The persons named on the proxy will vote your shares in accordance with those instructions. If you give us a proxy without giving specific voting instructions, your shares will be voted for the director nominees named in this statement. We are not aware of any other matters to be presented at the meeting except for those described in this statement. If any other matters not described in this statement are properly presented at the meeting, the persons named on the proxy will have the authority to vote your shares in their discretion and will vote them in accordance with any recommendations of the Board of Directors or otherwise in their discretion. If the meeting is adjourned to a later time, they may vote your shares at the new time as well, unless you revoke your proxy.

If your Class A Stock is held in “street name,” the broker, bank or other nominee holding your shares will send you directions you must follow in order to give instructions on how to vote your shares.

How to revoke your proxy. If you return the proxy before the Annual Meeting, you may revoke it at any time before it is voted. You may revoke the proxy by (1) delivering written notice of revocation to the Secretary of Citizens Financial or (2) delivering a later-dated proxy or (3) voting in person at the meeting.

If your Class A Stock is held in “street name,” the broker, bank or other nominee holding your shares will send you directions you must follow in order to revoke or change your prior instructions on how to vote your shares.

Votes required. To transact business at the Annual Meeting, a majority of the outstanding Class A Stock entitled to vote must be represented at the meeting in person or by proxy. If you have returned a properly executed proxy or attend the meeting in person, your Class A Stock will be counted for the purpose of determining whether a majority is represented, even if you wish to abstain from voting on some or all matters introduced at the meeting. A “broker non-vote” can occur if shares are held by a broker, bank or other nominee who does not have authority to vote on a particular matter. Like abstentions, broker non-votes will be counted for determining whether a majority is represented at the meeting. We do not count abstentions or broker non-votes as votes for or against a proposal. As a result, they will not affect the outcome of the vote in the election of directors.

YOUR VOTE IS IMPORTANT.
                                                _______________
You may help us save the expense of a second mailing by promptly returning the enclosed proxy. Please complete, date, sign and return the enclosed proxy in order that the required number of shares may be represented at the meeting. The enclosed envelope requires no postage if it is mailed within the United States.
                                                                                                                     _______________

CORPORATE GOVERNANCE

Board of Directors

Our Board of Directors currently has six (6) members, who are John H. Harralson, Jr., Frank T. Kiley, George A. Turk, Thomas G. Ward, Darrell R. Wells and Margaret A. Wells. The Board held five (5) meetings during 2005. Each of the directors attended at least 75% of the total number of meetings of the Board and the committees on which she or he served.

Although the Company does not have a formal policy regarding Annual Meeting attendance by members of the Board, each director of the Company is expected to be present at the Annual Meeting, absent urgent circumstances. All of the Company’s directors attended the 2005 Annual Meeting.

The Board is not currently comprised of a majority of “independent directors,” as such term is defined in NASD Rule 4200(a)(15). The Board has determined that the Company is exempt from the requirement set forth in NASD Rule 4350(c)(1) that a majority of the Company’s directors be independent due to the Company’s status as a “controlled company,” as such term is defined in NASD Rule 4350(c)(5). The Company is a controlled company because more than 50% of the voting power of the Company is controlled by an individual, Mr. Wells.

During 2005, the Board had two standing committees: the Executive Committee and the Audit Committee. The members of the Executive Committee are Mrs. Wells and Messrs. Wells and Kiley. The Executive Committee is authorized to perform all of the functions of the Board except as limited by the Company’s Articles of Incorporation and Bylaws and by certain provisions contained in the resolution of the Board that created the Executive Committee. The Executive Committee held one meeting in 2005.

Audit Committee

The Company's Board of Directors has a separately-designated standing audit committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended. The current members of the Audit Committee are Messrs. Harralson, Turk and Ward. The primary responsibility of the Audit Committee is to oversee, on behalf of the Board of Directors, the Company’s financial reporting process and audits of the Company’s financial statements. The Audit Committee held seven (7) meetings in 2005.

The Audit Committee operates pursuant to a written charter adopted by the Board of Directors. The Audit Committee Charter may be found on our corporate website at www.citizensfinancialcorp.com. The Audit Committee reviews and reassesses the adequacy of the Audit Committee Charter on an annual basis.

The Board of Directors has determined that Messrs. Harralson, Turk and Ward are “independent,” as such term is defined in Rule 10A-3(b)(1) under the Securities Exchange Act and NASD Rule 4200(a)(15). The Board of Directors has also determined that Mr. Turk is an “audit committee financial expert,” as such term is defined in Item 401(h) of SEC Regulation S-K.

Director Nominations

We have not established a standing nominating committee or committee performing similar functions. Because the Company is a “controlled company,” as such term is defined in NASD Rule 4350(c)(5), the Board of Directors has deemed it appropriate for the Company to not have such a committee. Director nominees are approved by resolution, including the Company’s independent directors. In identifying and evaluating nominees for director, the Board examines each candidate’s integrity, leadership and experience in the Company’s business area.

The Board of Directors has not adopted a formal policy with regard to the consideration of director candidates recommended by shareholders. Again, because the Company is a “controlled company,” the Board has deemed it appropriate for the Company to not have such a formal policy. Currently, the Board does not formally seek or accept director nominees recommended by shareholders other than those who are directors, acting in their capacity as directors but this does not preclude shareholder communications, as discussed generally below, that may concern potential director candidates. To date, the Company has not paid a fee to any third party for assistance in the identification or evaluation of potential director nominees.

Communications with Shareholders

The Board of Directors welcomes communications from shareholders. Shareholders may send communications to the Board, or to any particular director, c/o Citizens Financial Corporation, The Marketplace, Suite 300, 12910 Shelbyville Road, Louisville, Kentucky 40243. Any correspondence addressed to the Board, or to any particular director, will be forwarded by the Company to the addressee or addressees, without review by management.

Code of Business Ethics and Conduct

The Board of Directors has adopted a Code of Business Ethics and Conduct that applies to our principal executive, financial and accounting officers and persons performing similar functions, as well as all other directors and employees. This Code may be found on our corporate website at www.citizensfinancialcorp.com. The Company intends to disclose on the website any amendments of the Code or waivers of the Code granted to directors or officers of the Company. There have been none to date.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, executive officers and persons who beneficially own more than 10% of a registered class of our equity securities to file reports of holdings and transactions in our equity securities with the Securities and Exchange Commission. To our knowledge, based solely upon a review of the copies of such reports furnished to us, all Section 16(a) reports were timely filed during the fiscal year ended December 31, 2005.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

AND MANAGEMENT

The following table reflects the beneficial ownership of our Class A Stock as of April 27, 2006 [i] by Darrell R. Wells, a director and executive officer who is the only person we know to own beneficially more than five percent (5%) of our Class A Stock, and his wife Margaret A. Wells, who is also a director, [ii] by each of our other directors individually, [iii] by three (3) other executive officers named in the “Summary Compensation Table” below individually, and [iv] by all of our directors and executive officers as a group. We believe that each person named or included below has the sole voting and investment power with respect to the amount of Class A Stock listed, with the exception noted.

		Ownership of Class A Stock
Shareholder	Principal Relationship	Shares	Percent of Class(1)
Darrell R. Wells(2) 4350 Brownsboro Road, Suite 310 Louisville, Kentucky 40207	Director, officer and 5% shareholder	956,694(3)	57.5%
Margaret A. Wells(2) 4350 Brownsboro Road, Suite 310 Louisville, Kentucky 40207	Director and 5% shareholder	956,694	57.5%
John H. Harralson, Jr.	Director	12,468	*
Frank T. Kiley	Director	24,303	1.5%
George A. Turk	Director	0	-
Thomas G. Ward	Director	24,169	1.5%
Joseph M. Bost	Named executive officer	0	-
Len E. Schweitzer	Named executive officer	0	-
Paul M. Marquess	Named executive officer	50	*
Directors and Executive Officers as a Group		1,017,684	61.1%
* Less than 1%.
(1)  Based upon 1,664,471 shares of Class A Stock outstanding as of April 27, 2006.

(2)  Margaret A. Wells, a director, is the wife of Darrell R. Wells. Under the federal securities laws, a person is presumed to be the beneficial owner of securities held by members of the person’s immediate family sharing the same household. Accordingly, the shares reported as beneficially owned by Mr. Wells and Mrs. Wells are the same shares.

(3)  Mr. Wells shares voting and investment power with respect to 67,315 shares of the Class A Stock.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table sets forth information as of December 31, 2005, concerning the Citizens Financial Corporation 1999 Stock Option Plan, which was approved by shareholders in 1999. No options have been issued under the Plan. The Company does not have any other equity compensation plans.

Equity Compensation Plan Information

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	0	n/a	110,000
Equity compensation plans not approved by security holders	n/a	n/a	n/a
Total	0	n/a	110,000

PROPOSAL 1

ELECTION OF DIRECTORS

The terms of all present directors will expire at the conclusion of the election of directors at the Annual Meeting. At the Annual Meeting, the Board of Directors will propose that the Board will consist of five (5) persons and will nominate five (5) current directors for re-election, to serve until the next annual meeting of shareholders and until their respective successors are elected and qualified. These nominees are:

Name	Age	Present Positions with the Company and the Insurance Subsidiaries(1)

John H. Harralson, Jr.	78	Director of the Company and of each of the Insurance Subsidiaries

George A. Turk	57	Director of the Company and of each of the Insurance Subsidiaries

Thomas G. Ward	68	Director of the Company and of each of the Insurance Subsidiaries

Darrell R. Wells	63	President and Chief Executive Officer, Director and Chairman of the Board of the Company; Director, Chairman of the Board and Chief Executive Officer of each of the Insurance Subsidiaries

Margaret A. Wells	59	Director of the Company and of each of the Insurance Subsidiaries

(1)  The Company’s “Insurance Subsidiaries” are Citizens Security Life Insurance Company (“Citizens Security”); United Liberty Life Insurance Company (“United Liberty”); and Citizens Insurance Company (“Citizens Insurance”), which is presently inactive. The Company’s other two subsidiaries are not currently significant to its overall business.

John H. Harralson, Jr. has served as a Director of the Company since 1990 and of each of the Insurance Subsidiaries since their acquisition by the Company and, in the case of Citizens Security, many years before. He is the editor and was formerly the editor and publisher of The Voice Tribune, a suburban weekly newspaper in Louisville, Kentucky.

George A. Turk has served as a Financial Analyst and Special Projects Manager for the National Underground Railroad Freedom Center, a non-profit corporation located in Cincinnati, Ohio, since 2002. Prior to his service for the Center, he worked for thirty years at Arthur Andersen LLP. During his tenure with Arthur Andersen, he served as Partner in Charge of Financial Services Practice for Kentucky and Ohio. He retired from Arthur Andersen in 2001.

Thomas G. Ward has served as a Director of the Company since 1990 and of each of the Insurance Subsidiaries since their acquisition by the Company and, in the case of Citizens Security, many years before. He is President of Third Kentucky Cellular Corp. in Lexington, Kentucky.

Darrell R. Wells has served as President and Chief Executive Officer of the Company since 1995. He has served as a Director and as Chairman of the Board of the Company since 1990 and as a Director, Chairman of the Board and Chief Executive Officer of the Insurance Subsidiaries since February, 2004. His principal occupation is as the General Partner of Security Management Company, a financial management company in Louisville, Kentucky. He serves on the Board of Directors of Churchill Downs Incorporated and Jundt Growth Fund. He is married to Margaret A. Wells.

Margaret A. Wells has served as a Director of the Company since 1993 and of each of the Insurance Subsidiaries since February, 2004. She serves as a civic volunteer in Louisville, Kentucky. She is married to Darrell R. Wells.

The persons named on the enclosed proxy intend to vote for the five (5) nominees, unless you indicate on the proxy that your votes should be withheld from any or all such nominees, subject to the matters described in “Discretionary Authority in Election of Directors” below.

Discretionary Authority in Election of Directors

All of the nominees have agreed to serve if elected. If, however, any nominee is unable to serve, the persons named on the proxy, or their substitutes, reserve the right to vote for a substitute nominee selected by the Board of Directors. Proxies may not be voted for a greater number of persons than the number of nominees named. If for any reason less than five (5) persons are to be elected directors, the persons named on the proxy reserve the right to vote such shares for a reduced number of nominees from among those named above, or any substitute nominees.

EXECUTIVE OFFICERS

Our executive officers, as listed below, are subject to re-election annually and serve at the pleasure of the Board of Directors.

Name	Age	Present Positions with the Company and the Insurance Subsidiaries

Darrell R. Wells	63	President and Chief Executive Officer, Director and Chairman of the Board of the Company; Director, Chairman of the Board and Chief Executive Officer of each of the Insurance Subsidiaries

Joseph M. Bost	52	Executive Vice President and Chief Operating Officer of the Company; President and Chief Operating Officer of each of the Insurance Subsidiaries

Len E. Schweitzer	59
Vice President, Accounting, Chief Financial Officer, Treasurer and Secretary of the Company; Senior Vice President, Accounting, Chief Financial Officer, Treasurer and Secretary of each of the Insurance Subsidiaries

Paul M. Marquess	68	Vice President, Agency, of the Company; Senior Vice President, Agency, of Citizens Security and United Liberty

Michael S. Williams	57	Vice President of Marketing for Life and Health Products of the Company; Senior Vice President of Marketing for Life and Health Products of Citizens Security and United Liberty

James H. Knox	50	Vice President of Marketing for Group Dental Products for the Company; Senior Vice President of Marketing for Group Dental Products for Citizens Security Life Insurance Company

Darrell R. Wells has served as President and Chief Executive Officer of the Company since 1995. He has served as a Director and as Chairman of the Board of the Company since 1990 and as a Director, Chairman of the Board and Chief Executive Officer of the Insurance Subsidiaries since February, 2004. His principal occupation is as the General Partner of Security Management Company, a financial management company in Louisville, Kentucky.

Joseph M. Bost has served in his present positions since joining the Company in December, 2004. He was previously employed with American International Group (AIG) as an agency executive beginning in March 2004 and as founding principal in Bost Consulting, a firm providing financial and information technology consulting services to insurance companies, from October 1998 to February 2004. He served as Chief Operating Officer of PennCorp Financial, Inc., President of PennCorp Financial Services, Inc. and Chief Financial Officer and Vice President of Operations of Professional Insurance Corporation from 1996 until July 1999.

Len E. Schweitzer has served as Vice President, Accounting, of the Company since 1996, as Secretary of the Company since 1991, as Treasurer of the Company since March, 2004, and as Chief Financial Officer of the Company and of each of its Insurance Subsidiaries since August 2005. He has served as Secretary of Citizens Security since 1989, Vice President, Accounting, of Citizens Security since 1996 and as Vice President, Accounting, and Secretary of United Liberty since 1998, as Secretary of Citizens Insurance since 1999 and as Treasurer of Citizens Insurance since February, 2004.

Paul M. Marquess has served as Vice President, Agency, of the Company since 1996. He has served as Senior Vice President, Agency, of Citizens Security since 1996, and of United Liberty since 1998.

Michael S. Williams has served in his present positions since joining the Company in May, 2005. From 1998 through 2003, he was a Regional Vice President of Fortis Family (now Assurant Preneed); and immediately prior to joining the Company, he was an independent agent with Assurant Preneed.

James H. Knox has served in his present positions since joining the Company in August, 2005. Immediately prior to that time, he served as a Sales Executive Large Group for medical, dental and other products for the Kentucky and southern Indiana area for Humana, Inc.; in the two years preceding, from September 2000 to April 2002, he served as a sales executive for Appriss Inc., focusing on speech recognition products.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Director Compensation

In 2005 through June 30, each of the members of the Board of Directors received a fee of $2,000 per quarter, less $500 for any meeting missed during the quarter. George A. Turk was paid an additional $2,000 per quarter for his service as chair of the Audit Committee and audit committee financial expert.

Since July 1, 2005, each member of the Board of Directors is entitled to receive an annual retainer at the rate of $6,400 and a meeting fee of $750 for each meeting of the Board of

Directors (expected to be about five per year) and each meeting of the Audit Committee (also expected to be five per year) he or she attends. Mr. Turk is entitled to receive an additional retainer at the rate of $13,600 per year for his service as chair of the Audit Committee and audit committee financial expert. He is also entitled to reimbursement of up to $4,000 per year for education expenses associated with his duties to the Company.

Executive Compensation

The following table reflects, for the fiscal years ended December 31, 2005, 2004 and 2003, compensation awarded or paid to, or earned by, our Chief Executive Officer and the three most highly compensated executive officers in 2005.

Summary Compensation Table

Name and Principal Positions with the Company	Year	Annual Compensation		Other Annual Compensation	All Other Compensation(5)
		Salary	Bonus

Current Executive Officers:
Darrell R. Wells(1) President, Chief Executive Officer and Chairman of the Board	2005 2004 2003	$103,865 $ 90,384 $0	$0 $0 $0	$0 $0 $1,913	$8,700 $8,000 $8,000
Joseph M. Bost(2) Executive Vice President and Chief Operating Officer	2005 2004 2003	$157,500 $ 10,903 n/a	$30,000 $50,000 n/a	$0 $0 n/a	$1,796 $0 n/a
Len E. Schweitzer(3) Vice President, Accounting, Chief Financial Officer, Treasurer and Secretary	2005 2004 2003	$135,122 $108,307 $ 78,912	$0 $0 $0	$0 $0 $0	$4,885 $3,816 $2,091
Paul M. Marquess(4) Vice President, Agency, of the Company; Senior Vice President, Agency, of Citizens Security and United Liberty	2005 2004 2003	$101,545 $ 95,000 $ 96,846	$0 $0 $0	$0 $0 $0	$3,134 $3,010 $2,771

(1)  Until 2004, Mr. Wells did not receive any salary or bonus for serving as an officer. His other Annual Compensation in that year took the form of personal use of an airplane formerly partly owned by the Company. The amount shown under All Other Compensation refers to director’s fees.
(2)  Mr. Bost is employed under an agreement continuing through December 31, 2006. It provides for an annual base salary of $157,500 and guaranteed bonuses on April 1, 2005, 2006 and 2007 in the amount of $50,000, $30,000 and $10,000, respectively. If he resigns for defined Good Reason or is terminated for defined Convenience of Employer prior to December 31, 2006, he will receive a severance benefit in the amount of $150,000.
(3)  Mr. Schweitzer became an executive officer in February, 2004 upon resignation of the Company’s then-chief financial officer. He is employed under an agreement continuing through August 31, 2006, renewing annually through 2012 unless either party gives notice of termination. It provides for an annual base salary of $132,000. If he resigns for defined Good Reason or is terminated for defined Convenience of Employer, he will receive a severance benefit in the amount of one year’s salary.
(4)  Mr. Marquess went to part-time status at 50% salary effective May 1, 2006.
(5)  The amounts shown under All Other Compensation (other than Mr. Wells -- see note 1) include the Company’s contributions to its 401(k) plan for the employee and Company-paid life insurance premiums, which are detailed in the following table.

Year	Darrell R. Wells	Joseph M. Bost	Len E. Schweitzer	Paul M. Marquess
401(k) Contributions
2005	$0	$0	$3,378	$2,539
2004	$0	$0	$2,707	$2,421
2003	$0	n/a	$1,986	$2,192
Life Insurance Premiums
2005	$0	$1,796	$1,507	$595
2004	$0	$0	$1,109	$589
2003	$0	$0	$ 905	$589

Compensation Committee Interlocks and Insider Participation

The Board of Directors has not appointed a Compensation Committee or the equivalent but acted on executive compensation matters as a committee of the whole.

Mr. Wells was President and Chief Executive Officer of the Company throughout the year. Mr. Wells is also the controlling shareholder of the business that employs Frank T. Kiley, and participates in the determination of Mr. Kiley’s compensation from that source.

Relationships required to be disclosed pursuant to Item 404 of Regulation S-K of the Securities and Exchange Commission are described in “Certain Relationships and Related Transactions,” below.

Report on Executive Compensation for 2005

The following is the Board of Directors’ report on executive compensation for the Company’s fiscal year ended December 31, 2005.

Darrell R. Wells, the Company’s President and Chief Executive Officer, is paid an annual salary, set at the rate of $105,000 in 2005, as compensation for his investment portfolio management services as well as for his part-time service as

President and CEO. He does not participate in Company employee benefit programs. The 2005 salary amount was proposed with the approval of Mr. Wells in 2004 and accepted by vote of John H. Harralson, Jr., George A. Turk and Thomas G. Ward, the independent directors of the Company. It was not based on factors or criteria related to the Company’s performance, quantitative or qualitative.

The Board of Directors determines the compensation and benefits to be provided to the Company’s other executive officers. The Board has not adopted a formal executive compensation policy. In 2005, the primary components of most executive officers’ compensation continued to be (i) salary, (ii) benefits, which are generally available to all employees. Two executive officers were guaranteed specific minimum bonuses pursuant to agreements when they joined the company and a third executive officer was made eligible for bonuses under a Master Cash Bonus Performance Plan when he joined the Company. There were no other bonuses paid or accrued for 2005.

As a general approach, the Board intends that compensation levels will be competitive with other opportunities available to Company executives. Executive compensation is indirectly related to corporate performance, in that improved Company performance improves the climate for annual salary increases or bonuses. However, no portion of executive compensation is currently contingent upon meeting specific criteria except any bonus payable under the Master Cash Bonus Performance Plan. The Company has not adopted a bonus plan or other incentive compensation plan, other than the Master Cash Bonus Performance Plan and the 1999 Stock Option Plan. To date, no options have been granted under the 1999 Stock Option Plan.

Compensation decisions for those executive officers employed or promoted during the year were negotiated on an ad hoc basis in relation to particular circumstances.

The Board of Directors reviewed the salaries of the other officers at a meeting held after the completion of the Company’s financial statements for 2004 and adopted the recommendations of Mr. Wells and Joseph M. Bost as to selective increases for 2005 consistent with the general approach expressed above.

John H. Harralson, Jr.
Frank T. Kiley
George A. Turk
Thomas G. Ward
Darrell R. Wells
Margaret A. Wells

Performance Graph

The graph below compares the five-year cumulative total return, assuming the reinvestment of dividends if any, of the Company’s Class A Stock with the Russell 2000 Index and the Total Return Industry Index for NASDAQ Insurance Stocks, prepared by Center for Research in Securities Prices. The graph assumes $100 invested at the per share closing price on December 31, 2000 in each of the Company’s Class A Stock, the Russell 2000 Index and the Total Return Industry Index for NASDAQ Insurance Stocks. The Company did not pay dividends during any of these years.
	2000	2001	2002	2003	2004	2005
Citizens Financial	$100.00	$70.21	$42.55	$73.11	$59.91	$53.19
Russell 2000	$100.00	$102.49	$81.49	$120.00	$141.97	$148.46
Nasdaq Insurance	$100.00	$107.19	$108.03	$133.52	$156.69	$181.68

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Darrell R. Wells is involved in, and his wife Margaret A. Wells and Frank T. Kiley are affiliated with, certain business entities that are or were formerly engaged in one or more transactions with the Company. As stated previously, Mr. Wells is the controlling shareholder of the business that employs Mr. Kiley and participates in the determination of Mr. Kiley’s compensation from that source.

Insurance regulatory statutes require the Insurance Subsidiaries to deposit portions of their assets in bank custodial accounts for the protection of policyholders. The Company utilizes Commonwealth Bank and Trust Company, which is controlled by Mr. Wells, as the principal custodian for the Company’s statutory deposits and other assets. The fees we pay the bank are based on the amount of assets held. In 2005, we paid $44,664 in fees to the bank (0.031% of our average deposits and other assets held by the bank). Mrs. Wells and Mr. Kiley are also directors of the bank and she served as interim chief executive officer of the bank for three months during 2005.

Our subsidiary Corporate Realty Service, Inc. manages our home office building and two office buildings owned by partnerships controlled by Mr. Wells. These partnerships have paid management fees to Corporate Realty Service based upon a percentage of rental income and leasing commissions according to a prescribed schedule, and also reimbursed certain salary expenses of Corporate Realty Service. Beginning in September, 2005, the partnerships employed an independent agent for leasing services to replace Corporate Realty Service. For 2005, the partnerships paid Corporate Realty Service $146,095, consisting of $71,392 in management fees, $7,916 in leasing commissions and $60,185 in salary reimbursement. Mr. Kiley also owns interests in these partnerships. Corporate Realty Service has provided occasional consulting services to Commonwealth Bank and Trust Company on an hourly fee basis. No such fees were paid in 2005.

Beginning in December 2002, Mr. Wells has made loans to the Company to increase the capital and surplus of Citizens Security and to provide for working capital, including bank debt service. Including the most recent loan on March 29, 2006, these loans have totaled $4,360,000. The loans are unsecured and bear interest payable quarterly at the greater of six percent (6%) per annum or one percent (1%) over the prime rate charged by the unaffiliated commercial bank with which the Company has its primary borrowing relationship, reset on the first day of each calendar quarter. By their terms, the principal of the loans is repayable on 90 days’ notice by Mr. Wells or on June 30, 2007. The maturity of the loans has been extended by agreement from time to time. However, Mr. Wells has agreed with the bank referred to above that no part of the principal of the loans shall be repaid to him until all the Company’s indebtedness to the bank has been repaid. Such indebtedness to the bank is presently scheduled to be paid in installments through January 1, 2007. The Company is permitted to prepay the bank indebtedness without penalty, in which event it would also be permitted to prepay the loans from Mr. Wells. We have also agreed to reimburse him for fees he has incurred since March, 2003 to maintain a $5,000,000 line of credit from a bank he obtained to fund these loans to the Company. The fee is equal to one fourth of one percent (0.25%) of the undrawn amount of the line of credit, presently

$1,500,000. The total amount paid or accrued to Mr. Wells in 2005 for interest and fee reimbursements with respect to these obligations was about $230,000.

In April, 2004, in connection with the sale of its 1/16th interest in a shared ownership program for an airplane to SMC Advisors, Incorporated, the Company entered into a two-year arrangement to reimburse SMC Advisors, which is controlled by Mr. Wells, for 30% of the monthly turnkey management fees and any other maintenance fees charged by the program sponsor, plus 30% of SMC Advisors’ costs of financing the purchase, in exchange for the right to use the aircraft for up to 15 flight hours, which equal 30% of the flight hours available to SMC Advisors. The Company’s payments in respect of monthly fees and finance costs for 2005 were about $56,100. This arrangement ended April 30, 2006. Effective as of May 1, 2006, however, the parties entered into a similar arrangement for up to 10 flight hours (20% of the flight hours available to SMC Advisors) for a smaller airplane for which the monthly fees will be lower. In the new arrangement, the former 30% share of finance costs is replaced by a 20% capital charge payable quarterly at the greater of six percent (6%) per annum or the prime rate charged by the unaffiliated commercial bank with which the Company has its primary borrowing relationship, reset on the first day of each calendar quarter.

RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANT

Ernst & Young LLP has served as our independent accountant and the auditor of our annual financial statements since the Company was organized in 1990. The Audit Committee of the Board of Directors is responsible for appointing, compensating, retaining and overseeing our independent accountant and auditor. It has not yet made an appointment for the year ending December 31, 2006. Representatives of Ernst & Young LLP will be present at the Annual Meeting. They will be given an opportunity to make a statement if they desire to do so, and they will be available to respond to appropriate questions after the meeting.

Fees Paid to Ernst & Young LLP

Audit and Non-Audit Fees

The following table presents fees for professional audit services rendered by Ernst & Young LLP for the audit of the Company’s annual financial statements for the fiscal years ended December 31, 2005 and 2004 and fees billed for other services rendered by Ernst & Young LLP during those periods.

	Years Ended December 31,
	2005	2004
Audit Fees (1)	$200,000	$200,973
Audit-Related Fees (2)	0	0
Tax Fees (3)	2,742	6,000
All Other Fees (4)	0	0
Total	$202,742	$206,973

 ________________
(1)
Audit Fees consist of fees billed for professional services rendered for the audit of the Company’s consolidated annual financial statements, review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by Ernst & Young LLP in connection with statutory and regulatory filings or engagements.

(2)
Audit-Related Fees would consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and are not reported under “Audit Fees.”

(3)	Tax Fees consist of fees billed for professional services rendered for tax compliance, tax advice and tax planning.

(4)	All Other Fees would consist of fees for products and services other than the services reported above.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services of Independent Auditor

The Audit Committee is required by the Audit Committee Charter to pre-approve all audit and permitted non-audit services provided by the independent auditors, with de minimis exceptions. These services may include audit services, audit-related services, tax services and other services. Under the Charter, the Audit Committee may establish pre-approval policies and procedures provided that they are detailed as to the particular services or categories of services. All services provided by the independent auditors were pre-approved by the Audit Committee.

Audit Committee Report

March 22, 2006

Board of Directors
Citizens Financial Corporation

The Audit Committee of the Board of Directors is currently composed of the three (3) directors named below.

Management is responsible for the Company’s internal controls and the financial reporting process. The independent accountants are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with the standards of the

Public Company Accounting Oversight Board (United States). The Committee’s responsibility is to monitor and oversee these processes.

The Audit Committee has met and held discussions with management and the independent accountants. Management represented to the Committee that the Company's consolidated financial statements were prepared in accordance with U.S. generally accepted accounting principles, and the Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. The Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

The Company’s independent accountants also provided to the Committee the written disclosures and letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Committee discussed with the independent accountants their independence.

Based upon the Committee's discussion with management and the independent accountants and the Committee's review of the representation of management and the report of the independent accountants to the Committee, the Committee recommends that the Board of Directors include the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2005 filed with the Securities and Exchange Commission.

       George A. Turk
                                       John H. Harralson, Jr.
                                       Thomas G. Ward

OTHER MATTERS

We are not aware of any other matters requiring a vote of shareholders at the Annual Meeting (except for procedural matters), and we do not expect any such other matters to arise. If, however, any such other matters are presented, the persons named on the enclosed proxy, or any substitutes, will vote on these matters according to their judgment of the best interests of the Company.

FINANCIAL STATEMENTS

Our most recent annual financial statements are contained in the 2005 Annual Report to Shareholders, which may be enclosed with this proxy statement when mailed to shareholders. You may obtain additional copies of the Annual Report by writing to the President, The Marketplace, Suite 300, 12910 Shelbyville Road, Louisville, Kentucky 40243. If enclosed, you should not consider the Annual Report and such financial statements to be part of this statement because we do not consider the information contained in the Annual Report or financial statements to be material for purposes of exercising your judgment regarding the matters to be considered at the Annual Meeting.

PROPOSALS BY SHAREHOLDERS

Shareholders are entitled to present proposals for action at a forthcoming meeting if they comply with applicable rules of the Securities and Exchange Commission and the Company’s bylaws. If you would like for us to consider including a proposal in the Board of Directors’ proxy statement and form of proxy for presentation at the 2007 Annual Meeting of Shareholders, you must provide your notice to that effect, received in our offices not later than January 11, 2007. If you intend to submit a proposal at the 2007 Annual Meeting of Shareholders but do not intend to include it in the Board of Directors’ proxy statement and form of proxy for that meeting, you must also provide notice to us, also received not later than January 11, 2007. The notice in either case should include information regarding the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, your identity and share ownership (both direct and beneficial) and any interest you have in the proposal, as well as any additional information required by applicable laws. You should send your notice described above, or a request for a copy of the relevant bylaws, to the Secretary of the Company at The Marketplace, Suite 300, 12910 Shelbyville Road, Louisville, Kentucky 40243.

GENERAL INFORMATION

The Board of Directors is conducting this solicitation of proxies primarily by mail. The Company will bear the costs of the solicitation, which may include reimbursement to brokerage firms and others for expenses involved in forwarding this solicitation material for the Annual Meeting to you and other shareholders on our behalf. Certain officers, directors, and regular employees of the Company may also solicit proxies on behalf of the Board of Directors by means of telephone calls, personal interviews and mail at no additional expense to the Company, except any actual out-of-pocket communications charges.

Whether or not you plan to attend the Annual Meeting, please complete, sign, date and promptly return the enclosed proxy in the enclosed envelope. No postage is required for mailing in the United States.

By Order of the Board of Directors,

Darrell R. Wells
                                President and Chief Executive Officer

(Front)

PROXY

CITIZENS FINANCIAL CORPORATION

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR SHAREHOLDERS MEETING ON JUNE 15, 2006

The undersigned hereby appoints Len E. Schweitzer and Paul M. Marquess and each or either of them, as true and lawful agents and proxies, with full power of substitution in each, to represent the undersigned in all matters coming before the 2006 Annual Meeting of Shareholders of Citizens Financial Corporation to be held at the office of the Company, The Marketplace, Suite 300, 12910 Shelbyville Road, Louisville, Kentucky on Thursday, June 15, 2006 at 4:00 p.m. Eastern Daylight Time, and any adjournments thereof, and to vote all shares owned of record by the undersigned as follows:

1.  ELECTION OF DIRECTORS

Nominees: John H. Harralson, Jr., George A. Turk, Thomas G. Ward, Darrell R. Wells and Margaret A. Wells.

[   ] VOTE FOR all nominees listed above, except vote withheld from the following nominees (if any):

----------------------------------------------------------------------

OR

[   ] VOTE WITHHELD from all nominees listed above.

2.  OTHER MATTERS

In their discretion, to vote with respect to any other matters that may come before the Meeting or any adjournments thereof, including matters incident to its conduct.

WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER SPECIFIED ABOVE BY THE SHAREHOLDER. TO THE EXTENT CONTRARY SPECIFICATIONS ARE NOT GIVEN, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED IN ITEM 1, WITH THE DISCRETIONARY AUTHORITY SET FORTH IN THE ACCOMPANYING PROXY STATEMENT.

PLEASE DATE AND SIGN ON THE REVERSE SIDE

(Back)

        Dated:_______________, 2006

PLEASE SIGN EXACTLY AS
NAME APPEARS BELOW

____________________________Signature

____________________________Signature

(JOINT OWNERS SHOULD EACH SIGN.
                                ATTORNEYS-IN-FACT, TRUSTEES,
                                EXECUTORS,  ADMINISTRATORS,
                                CUSTODIANS, PARTNERS, OR
                                CORPORATION OFFICERS SHOULD
                                GIVE FULL TITLE).

PLEASE DATE, SIGN, AND RETURN THIS PROXY
IN THE ENCLOSED ENVELOPE PROMPTLY.
NO POSTAGE IS NECESSARY IF MAILED FROM WITHIN THE U.S.